UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 18, 2021

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareowners of PPL Corporation (the "Company") held on May 18, 2021, the shareowners:

Elected all nine nominees for the office of director. The votes for individual nominees were:

	Number of Votes
	For	Against	Abstain	Broker Non-Vote

Arthur P. Beattie	546,249,081	4,377,053	1,361,696	104,546,731
Steven G. Elliott	543,097,804	7,557,947	1,332,079	104,546,731
Raja Rajamannar	541,108,262	9,373,697	1,505,871	104,546,731
Craig A. Rogerson	430,639,576	119,979,397	1,368,857	104,546,731
Vincent Sorgi	543,907,598	6,678,827	1,401,405	104,546,731
Natica von Althann	536,085,263	14,523,354	1,379,213	104,546,731
Keith H. Williamson	536,195,723	14,407,385	1,384,722	104,546,731
Phoebe A. Wood	502,837,020	47,907,303	1,243,507	104,546,731
Armando Zagalo de Lima	541,770,099	8,733,356	1,484,375	104,546,731

Approved, on an advisory basis, the 2020 compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
524,789,332	23,909,094	3,289,404	104,546,731

Ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

For	Against	Abstain	Broker Non-Vote
648,187,135	6,648,788	1,698,638	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  May 20, 2021